LIMITED POWER OF ATTORNEY
      The undersigned, Maureen E. Lally-Green does hereby nominate, constitute and appoint as his true and lawful attorneys-in-fact and agents with authority limited to and as specifically set forth herein, Stephen W. Johnson, Stephanie L. Gill, Gregory V. Guinto, Michael J. Baker, and
Susan Modispacher (each hereinafter referred to as "Attorney-in-Fact").
      I hereby revoke, rescind and terminate all prior Limited Power of Attorney instruments effected on my behalf by agents of CONSOL Energy Inc. related to the execution and delivery of
Section 16 filings, and all authority, rights and powers thereto effective this date.
      Each said Attorney-in-Fact hereunder shall have the authority:  to act, sign, execute and deliver for and on behalf of and in the place and stead of the undersigned the Forms 3, 4 and 5 documents pursuant to and in accordance with Section 16 of the Securities Exchange Act of
1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-
Fact's discretion.
      The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of the rights and powers herein granted.  The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
      This Limited Power of Attorney shall be effective as of and commence on January 1,
2015 and shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by CONSOL Energy Inc., unless earlier revoked by the undersigned in a signed writing delivered to the Attorneys-in-Fact.
IN WITNESS WHEREOF, I have caused this Limited Power of Attorney to be executed this
14th day of January, 2015.

/s/ Maureen E. Lally-Green
Maureen E. Lally-Green